Exhibit 99.1

New Hampshire Thrift Bancshares, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc.

for the Annual Meeting of Stockholders to be held on May 10, 2007.

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen W. Ensign and Jack H. Nelson, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 16, 2007, at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 10, 2007, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement/Prospectus, dated [    ], 2007, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

The undersigned may revoke this proxy at any time before it is exercised by giving written notice to New Hampshire Thrift Bancshares, Inc., 9 Main Street, PO Box 9, Newport, New Hampshire 03773, Attention: Stephen R. Theroux, Corporate Secretary, by subsequently filing another proxy or by attending the Annual Meeting and voting in person.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the proposal listed in Item 1, “FOR” the nominees listed in Item 2, “FOR” the proposal listed in Item 3, and “FOR” the proposal listed in Item 4.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” the proposal in Item 1, “FOR” the nominees listed in Item 2, “FOR” the proposal in Item 3, and for the proposal in Item 4.				Please mark your vote as indicated in this example.		☒
				I will attend the Annual Meeting.		☐

1. Approval of the Agreement and Plan of Merger, by and between New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006, and all of the matters contemplated in the agreement, pursuant to which First Brandon Financial Corporation will merge with and into New Hampshire Thrift Bancshares, Inc., with New Hampshire Thrift Bancshares, Inc. being the surviving corporation.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.     Election of three persons to serve as directors of New Hampshire Thrift Bancshares, Inc. for terms expiring at the 2010 Annual Meeting of New Hampshire Thrift Bancshares, Inc.:

Peter R. Lovely

Stephen R. Theroux

Joseph B. Willey

				FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write the name of the nominee(s) in the space provided:

3. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as New Hampshire Thrift Bancshares’ independent registered public accounting firm for the year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐	The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement/Prospectus, dated [ ], 2007, for the Annual Meeting.

4. Authorization of the proxies vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the meeting, including any proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature(s)

Dated:___________ , 2007

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.